Exhibit 99.1

TubeMogul Reports Financial Results for First Quarter 2016 and Raises Full-Year 2016 Guidance

Platform Direct Spend Growth Accelerates to 65% and comprises 81% of Total Spend in Q1

TubeMogul Enables Brand Advertisers to Buy Facebook and Instagram Video

Company Promotes Paul Joachim to Chief Administrative Officer and Appoints Ron Will as Chief Financial Officer

EMERYVILLE, California – May 9, 2016 – TubeMogul, Inc. (NASDAQ: TUBE), a leading software platform for brand advertising, today reported financial results for its first quarter ended March 31, 2016.

“We had a fantastic start to the year and were particularly pleased with the strength in our Platform Direct business in the quarter,” said Brett Wilson, CEO of TubeMogul. “The momentum we are seeing is a testament to our focus on servicing an increasing portion of our clients’ overall video buys. With the addition of social inventory through Facebook and Instagram video, we have created a truly holistic brand advertising platform that is enhanced by our cross-screen planning software.”

In a separate press release issued today, TubeMogul announced that Paul Joachim will be promoted to Chief Administrative Officer, effective May 11, and will remain a key member of the Company’s executive team. The Company also announced the appointment of Ron Will as Chief Financial Officer, effective May 11. Ron brings significant CFO experience to TubeMogul and was previously CFO at BrightRoll and Vice President of Finance and Treasurer at Yahoo.

First Quarter 2016 Financial Highlights:

•	Total Spend[1] was $112.8 million, an increase of 58% compared to $71.3 million in the first quarter of 2015.
•	Revenue was $42.1 million, an increase of 39% compared to $30.3 million in the first quarter of 2015.
•	Gross profit was $30.4 million, an increase of 38% compared to $22.0 million in the first quarter of 2015.
•	Operating loss was $(8.6) million, compared to operating loss of $(5.7) million in the first quarter of 2015.
•	Net loss was $(8.3) million, compared to net loss of $(7.1) million in the first quarter of 2015.
•	Adjusted EBITDA[2] loss was $(3.7) million, compared to Adjusted EBITDA loss of $(2.9) million in the first quarter of 2015.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

First Quarter and Recent Business Highlights include:

•

Strong growth in Platform Direct Spend: Spend in our self-serve offering grew 65% year over year and represented 81% of Total Spend in Q1. Platform Direct continues to be our strategic focus as we see greater growth, client retention and leverage with Platform Direct clients than we see in our managed business.

•	Momentum with cross-screen spend: Spend from mobile, Programmatic TV (PTV), display and social channels totaled nearly $48 million, or 43% of Total Spend, up from 37% in Q4 2015.
•

Awarded Facebook Marketing Partner Badge: TubeMogul clients are now able to purchase targeted video ads on Facebook News Feed and Instagram. The integration enables marketers to consolidate their entire brand advertising budget through TubeMogul's self-serve platform and holistically plan, buy and measure their video advertising on Facebook and Instagram alongside existing linear TV, digital video and display advertising initiatives.

•

Programmatic TV progress continues: In Q1 2016, PTV represented approximately 10% of Total Spend. TubeMogul announced a partnership with SintecMedia, a leading provider of broadcast management software, to integrate their TV sales and traffic systems into PTV. Using our software, advertisers can now access hundreds of local broadcasters and over 50 cable networks.

•

Expanded partnership with Discovery Communications: The partnership enables select brands and agencies to automate private inventory management on Discovery GO, which connects to live and on-demand inventory for Discovery Channel, TLC, Investigation Discovery and Animal Planet. Over 100 TubeMogul brand and agency clients have committed to or are already buying ads on Discovery GO.

•	Customer wins and training continued in the quarter:
o	Septeni America, a leading cross-border digital marketing agency, named TubeMogul as its software partner for programmatic TV and digital video buying.
o

In Q1, over 100 executives and media traders completed our Client Certification Program. Brands certified include National Bank of Canada, Dr. Pepper Snapple Group, GoDaddy, Hotels.com, Paddy Power and Mondelez International.

•	Continuing to build out our senior ranks with hires and appointments:
o

Rob Gatto, Chief Operating Officer. Rob brings more than 30 years of experience in leading new market development and sales for software companies. As SVP of Sales at Neustar, Rob oversaw strategic sales and channel initiatives. Rob will oversee go-to-market functions, including sales and client services at TubeMogul.

o

Keith Eadie, promoted to Chief Marketing and Strategy Officer. Keith has overseen TubeMogul's marketing group since 2010 and he will retain this responsibility in his new role. In addition, he will add the business development and corporate strategy functions to his responsibilities.

o	Dana Toering, Managing Director, Canada. Dana brings over 15 years of sales and business development experience to TubeMogul and was most recently Chief Revenue Officer for Addictive Mobility.

Forward Outlook:

The Company is issuing Q2 and raising full year 2016 guidance as follows:

Second Quarter 2016

•	Total Spend in the range of $144 million to $146 million
•	Revenue in the range of $57 million to $59 million
•	Gross profit in the range of $39 million to $41 million
•	Adjusted EBITDA in the range of $1 million to $3 million

Full Year 2016

•	Total Spend in the range of $576 million to $582 million
•	Revenue in the range of $226 million to $232 million
•	Gross profit in the range of $157 million to $163 million
•	Adjusted EBITDA of $7 million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (913) 981-5529 or toll free (888) 765-5568, access code 6183894, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com. A replay of the conference call will be available two hours after the call, will run until May 19, 2016, and may be accessed by registering at https://jsp.premiereglobal.com/webrsvp and entering the passcode 6183894.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ:TUBE) is a leader in software for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in Kyiv, London, New York, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history; risks associated with our growth; risks related to our future financial performance; our ability to increase or maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenue:
Platform Direct	$20,671	$14,304
Platform Services	21,409	16,012
Total revenue	42,080	30,316
Cost of revenue	11,669	8,303
Gross profit	30,411	22,013
Operating expenses:
Research and development	12,566	8,769
Sales and marketing	16,188	11,112
General and administrative	10,276	7,827
Total operating expenses	39,030	27,708
Loss from operations	(8,619)	(5,695)
Other income (expense), net:
Interest income (expense), net	13	(28)
Foreign exchange gain (loss), net	544	(1,307)
Other income (expense), net	557	(1,335)
Net loss before income taxes	(8,062)	(7,030)
Provision for income taxes	(194)	(114)
Net loss	$(8,256)	$(7,144)

Basic and diluted net loss per share	$(0.23)	$(0.24)
Basic and diluted weighted-average shares used to compute net loss per share	35,516	30,026

TUBEMOGUL, INC.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$ 83,758	$ 83,439
Accounts receivable, net	147,628	159,899
Prepaid expenses and other current assets	5,123	3,752
Total current assets	236,509	247,090
Property, equipment and software, net	10,646	8,585
Restricted cash	1,563	1,563
Other assets	1,614	1,495
Total assets	$ 250,332	$ 258,733
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 45,140	$ 47,346
Accrued liabilities	66,432	74,927
Revolving line of credit	6,050	2,050
Other current liabilities	2,429	1,701
Total current liabilities	120,051	126,024
Other liabilities	951	746
Note payable, net of current portion	2,140	1,787
Total liabilities	123,142	128,557
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000 shares authorized and 0 outstanding as of March 31, 2016 and December 31, 2015, respectively	—	—
Common stock; $0.001 par value; 200,000 shares authorized and 35,694 and 35,344 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	35	35
Additional paid-in capital	172,670	167,316
Accumulated deficit	(45,272)	(37,016)
Accumulated other comprehensive loss	(243)	(159)
Total stockholders’ equity	127,190	130,176
Total liabilities and stockholders’ equity	$ 250,332	$ 258,733

TUBEMOGUL, INC.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(8,256)	$(7,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	849	412
Provision for doubtful accounts	(251)	79
Provision for sales allowances	428	558
Stock-based compensation expense	4,059	2,401
Changes in operating assets and liabilities:
Accounts receivable	12,094	1,273
Prepaid expenses and other current assets	(1,371)	(406)
Other assets	(119)	(45)
Accounts payable	(1,269)	4,605
Accrued liabilities	(8,495)	(11,671)
Other current and noncurrent liabilities	661	592
Net cash used in operating activities	(1,670)	(9,346)
Cash flows from investing activities:
Purchases of property, equipment and software	(3,847)	(843)
Net cash used in investing activities	(3,847)	(843)
Cash flows from financing activities:
Proceeds from term loan	840	—
Repayment of note payable and convertible note	(215)	(366)
Proceeds from revolving line of credit	4,000	—
Proceeds from issuances of common stock from the exercise of options and ESPP	1,295	911
Net cash provided by financing activities	5,920	545
Effect of exchange rate changes on cash and cash equivalents	(84)	(93)
Net increase (decrease) in cash and cash equivalents	319	(9,737)
Cash and cash equivalents, beginning of period	83,439	46,592
Cash and cash equivalents, end of period	$83,758	$36,855
Supplemental disclosures:
Equipment purchases included in accounts payable	$278	$177
Cash paid for income taxes	$236	$34

TUBEMOGUL, INC.

Preliminary Key Operating and Financial Performance Metrics

(In thousands, except percentages)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Key Metrics
Platform Direct Spend	$91,374	$55,265
Platform Services Spend	21,409	16,012
Total Spend	$112,783	$71,277
Platform Direct revenue	$20,671	$14,304
Platform Services revenue	21,409	16,012
Total revenue	$42,080	$30,316
Gross profit	$30,411	$22,013
Gross margin	72.3%	72.6%
Adjusted EBITDA	$(3,711)	$(2,882)

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understand and evaluate our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Platform Direct Spend and Total Spend are strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Platform Direct Spend and Total Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore it may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest income (expense), net, provision for income tax, depreciation and amortization expense, stock-based compensation expense and foreign exchange gains and losses, both realized and unrealized. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In prior reported quarters, our definition of Adjusted EBITDA excluded most amortization, but included amortization of internal-use software. In March 2016 we revised our definition of Adjusted EBITDA to exclude all amortization. Amortization of internal use software development costs for the first quarter of 2016 and 2015 was $244,000 and $95,000, respectively. We believe the exclusion of all amortization from Adjusted EBITDA provides management and the board of directors a more useful measure to understand and evaluate our core operating performance and trends.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; (3) impact of foreign exchange gains and losses, both realized and unrealized; or (4) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend,” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.

Reconciliation of Preliminary Total Spend and Platform Direct Spend

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Platform Direct Revenue	$20,671	$14,304
Plus: Non-GAAP Platform Direct Media Cost	70,703	40,961
Platform Direct Spend	$91,374	$55,265
Platform Services Spend	$21,409	$16,012
Total Spend	$112,783	$71,277

TUBEMOGUL, INC.

Reconciliation of Preliminary Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(in thousands)
Net loss	$(8,256)	$(7,144)
Interest (income) expense, net	(13)	28
Provision for income taxes	194	114
Depreciation and amortization expense	849	412
Stock-based compensation expense	4,059	2,401
Foreign exchange (gain) loss, net	(544)	1,307
Adjusted EBITDA	$(3,711)	$(2,882)

 Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com